EXHIBIT H



                                  VOTING RIGHTS AGREEMENT

          THIS VOTING RIGHTS AGREEMENT (this "Agreement"), dated as of November 8, 1995, by and among certain holders of shares of the outstanding Common Stock, $.01 par value (the "Common Stock") of American Communications Services, Inc. a Delaware corporation (the "Company"), and certain holders of the outstanding shares of 9% Series A-1 Convertible Preferred Stock, $1.00 par value and 9% Series B-1 Convertible Preferred Stock, $1.00 par value, 9% Series B-2 Convertible Preferred Stock, $1.00 par value, and 9% Series B-3 Convertible Preferred Stock, $1.00 par value (collectively the "Preferred Stock") of the Company set forth in
Schedule I hereto (collectively the "Voting Shareholders").

                         R E C I T A L S

          WHEREAS, the Voting Shareholders deem it to be in their best interests, and in the best interests of the Company, that they should vote their shares of Preferred Stock and Common Stock in the manner set forth herein in connection with the election of the Board of Directors (the "Board") of the Company;

          WHEREAS, the Voting Shareholders and the Company are parties to a Governance Agreement of even date hereof (the "Governance Agreement") which, among other things, governs the election of the Board until such time as the Amended and Restated Certificate of Designations (the "Amended Certificate") which is attached as an exhibit to the Governance Agreement is approved by the stockholders of the Company and filed with the Secretary of State of the State of Delaware (the "Effectiveness of the Amended Certificate"); and

          WHEREAS, in accordance with the Governance Agreement or upon the Effectiveness of the Amended Certificate, as the case may be, the Board shall consist of seven members, four of whom shall be elected by the holders of the Common Stock and three of whom shall be elected by the holders of the Preferred Stock (the "Standard Board Structure"), provided that, except as otherwise provided in Section 6(b)(ii) of the Amended Certificate, in the event of a "Triggering Event" as defined in the Amended Certificate, the Board shall be increased to, and for the period provided in Section 6(b)(ii) of the Amended Certificate shall be maintained at, 11 members, four of whom shall be elected by the holders of the Common Stock and seven of whom shall be elected by the holders of the Preferred Stock (the "Triggering Event Board Structure"); and

          WHEREAS, pursuant to the Governance Agreement, it is deemed that a Triggering Event would have occurred on or prior to June 25, 1995 and would have been cured on June 26, 1995.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:

          1.   Election of Directors

               1.1 Except as otherwise set forth in Section 4 hereof, in any election of directors pursuant to the Governance Agreement or the Amended Certificate, as the case may be, whether pursuant to an annual or special meeting of shareholders or otherwise ("Election of Directors"), held during a period in which the Standard Board Structure is in effect, the Voting Shareholders agree to vote all of the shares of Preferred Stock which they then own in the following manner:

          (i) for Christopher L. Rafferty and Edwin M. Banks, designated by The Huff Alternative Income Fund,
               L.P. ("Huff"), as Preferred Directors (as defined in the Amended Certificate); and

         (ii)  for Olivier L. Trouveroy, designated by ING Equity
               Partners, L.P.I. ("ING"), as a Preferred Director.

               1.2 Except as otherwise set forth in Section 4 hereof, in any Election of Directors held during a period in which the Standard Board Structure is in effect, the Voting Shareholders agree to vote all of the shares of Common Stock which they then own in the following manner:

          (i) for Cathy Markey, designated by Huff as a director to be elected by the holders of the Common Stock
               (the "Common Directors");

         (ii)  for George M. Middlemas, designated by Apex
               Investment Fund II, L.P. ("Apex") as a Common
               Director;

        (iii) prior to the ING Deferred Closing Failure (as defined in Section 4), if any, for Benjamin P.
               Giess, designated by ING as a Common Director; and

         (iv)  for Anthony J. Pompliano, designated by Huff and
               ING as a Common Director.

               1.3 Except as otherwise set forth in Section 4 hereof, in any Election of Directors held during a period in which the Triggering Event Board Structure is in effect, the Voting Shareholders agree to vote all of the shares of Preferred Stock which they then own in the following manner:

          (i)  for Christopher L. Rafferty, Edwin M. Banks, Cathy
               Markey and Peter C. Bentz designated by Huff as
               Preferred Directors;

         (ii) prior to the ING Deferred Closing Failure, if any, for Olivier L, Trouveroy and Benjamin P. Giess, and thereafter for Olivier L. Trouveroy or Benjamin P. Geiss (but not both), designated by ING as Preferred Directors; and

        (iii) for George M. Middlemas designated by Apex as a Preferred Director.

               1.4 Except as otherwise set forth in Section 4 hereof, in any Election of Directors held during a period in which the Triggering Event Board Structure is in effect, the Voting Shareholders agree to vote all of the shares of Common Stock which they then own in the following manner:

          (i)  for Frank Galland designated by Huff as a Common
               Director;

         (ii) for Anthony J. Pompliano and Steven G. Chrust each designated by Huff and ING as a Common Director;
               and

        (iii)  for Richard A. Kozak designated by ING as a Common
               Director.

               1.5 The Voting Shareholders shall have, from time to time, the right to substitute other designees in the place and stead of their respective designees provided for herein. The Voting Shareholders agree to vote all of the shares of Common Stock or Preferred Stock, as the case may be, which they then own for any such substituted designee in any Election of Directors.

               1.6 A Voting Shareholder may, from time to time, notify the other Voting Shareholders that it wishes that they vote all of their shares of Common Stock or Preferred Stock, as the case may be, for the removal from the Board of any of that Voting Shareholder's designees to the Board, with or without cause, and the Voting Shareholders agree to vote all of the shares of Common Stock or Preferred Stock, as the case may be, which they then own to remove such designees from the Board and, if necessary, to call a special meeting of stockholders for the purpose of voting on the removal of such designees.

               1.7 Any Voting Shareholder seeking to substitute or remove a director pursuant to Sections 1.5 or 1.6 hereof shall notify all of the other Voting Shareholders of such action, identifying the designees who are the subject of such action.

               1.8  (i)  The Common Director designated by Huff
                         and ING pursuant to Section 1.2(iv)
                         hereof shall not be an employee,
                         associate or affiliate of Huff or ING.

              (ii)  The Common Director designated by Huff
                    pursuant to Section 1.4(i) hereof shall not be an employee, associate or affiliate of Huff; the Common Directors designated by Huff and ING pursuant to Section 1.4(ii) hereof shall not be an employee, associate or affiliate of Huff or ING and one of whom shall be the Chairman of the Board; and the Common Director designated by ING pursuant to
                    Section 1.4(iii) hereof shall not be an
                    employee, associate or affiliate of ING and shall be the president of the Company.

               1.9 In any case where Huff and ING shall have the right jointly to designate a director, (i) such designee shall require the approval of both Huff and ING and the refusal or failure of either Huff or ING to approve such designee shall prohibit such person from standing for election to the Board, provided, that the entire Board shall then have the right to designate a substitute designee if Huff and ING cannot agree upon a substitute designee prior to the applicable Election of Directors and (ii) the removal of such designee from the Board shall require the consent of either Huff or ING.

          2.   Certain Committees

               Except as otherwise set forth in Section 4 hereof, the Voting Shareholders agree to use their best efforts to cause their respective nominees who are then serving on the Board to appoint members to the Compensation Committee and Audit Committee of the Board, subject in all cases to such nominees fiduciary duty as a director, as follows:

               (a) One director who was designated by HUFF, one director who was designated by APEX and, prior to the ING
Deferred Closing Failure, if any, one director who was designated by ING shall be appointed to the Compensation Committee; and

               (b) One director who was designated by HUFF and, prior to the ING Deferred Closing Failure, if any, one director who was designated by ING shall be appointed to the Audit
Committee.

          3.   Boards of Subsidiaries

               Except as otherwise set forth in Section 4 hereof, the Voting Shareholders agree to use their best efforts to cause their respective nominees who are then serving on the Board, subject in all cases to such nominees' fiduciary duty as a director, to cause the board of directors of each of the subsidiaries of the Company to be composed of three members, one of whom shall be a Common Director designated by Huff and ING, one of whom shall be a Preferred Director designated by Huff and prior to the ING Deferred Closing Failure, if any, one of whom shall be a Preferred Director designated by ING.

          4.   Limitations on Rights

               In the event ING fails to purchase all of the Deferred Shares (as such term is defined in a certain Series B Preferred Stock and Warrant Purchase Agreement, dated June 26, 1995 by and among the Company and the purchasers named therein (the "Series B Purchase Agreement")), in accordance with Section
2.4 of the Series B Purchase Agreement notwithstanding the fulfillment or waiver of all the conditions specified in Section 2.3(b) of the Series B Purchase Agreement or ING fails to purchase all of the Deferred Shares within five business days following the Company's closing of an offering of notes and warrants resulting in gross proceeds of at least $80 Million (the "ING Deferred Closing Failure"), each of the parties shall take all necessary action (including voting all of its shares of capital stock)), to remove (a) ING's designees to the committees of the board of directors pursuant to Section 2, (b) ING's designees as a Common Director under Section 1.2(iii), (c) one of ING's designees as Preferred Director under Section 1.3(ii), and
(d) ING's designee to the board of directors of each of the Company's subsidiaries under Section 3.

          5.   General Provisions

               5.1. Amendments. This Agreement may be amended, or supplemented at any time only by a written instrument duly executed by Huff and ING.

               5.2 Contents of Agreement, Parties in Interest, Assignment. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject hereof are merged into and superseded by this Agreement. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. If any transferee of any Voting Shareholder shall acquire any shares of Preferred Stock or any shares of Common Stock from such Voting Shareholders, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

               5.3 Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

               5.4 Headings. The heading of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

               5.5 Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communications, as follows:

          (i) If to Huff, addressed to The Huff Alternative Income Fund, L.P., 67 Park Place, 9th Floor, Morristown, New Jersey 07960, Attention: Joseph Thornton, Telecopier Number (201) 9845818;

         (ii)  If to ING, addressed to ING Equity Partners, L.P.,
               135 East 57th Street, 9th Floor, New York, New
               York 10022, Attention: Olivier L. Trouveroy,
               Telecopier Number (201) 750-2970; or

        (iii) If to a Voting Shareholder other than Huff or ING, to the address of such Voting Shareholder set forth in the stock records of the Company;

          or, in each case, to such other address or telex or telecopy number as such party may designate in writing to each Voting Shareholder by written notice given in the manner specified herein.

          All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by telex (answer back received) or telecopy, or five business days after being so mailed.

               5.6 LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NONBREACHING PARTIES WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 5.6 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

               5.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

               5.8 Recapitalization, Exchanges, Etc., Affecting the Stock; New Issuances. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Common Stock and the Preferred Stock now held or hereafter acquired by the Voting Shareholders, and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassification, recapitalization, reorganizations and the like occurring after the date hereof.

               5.9  Endorsement of Certificates.

          (i) Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and certain state securities laws, all certificates representing shares of issued and outstanding Common Stock and Preferred Stock held by the Voting Shareholders shall be endorsed at all times prior to termination this Agreement as follows:

                    THIS CERTIFICATE IS SUBJECT TO, AND IS
               TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE
               PROVISIONS OF A VOTING RIGHTS AGREEMENT, DATED AS OF NOVEMBER 8, 1995, AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE OFFICE OF THE COMPANY AT 131 NATIONAL BUSINESS PARKWAY, SUITE 100, ANNAPOLIS JUNCTION, MD 230701 AND WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON REQUEST.

                    THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

         (ii) Except as otherwise expressly provided in this Agreement, all certificates representing shares of stock hereafter issued to or acquired by any of the Voting Shareholders or their successors hereto (including, without limitation, all certificates representing shares of Common Stock hereafter issued upon conversion of shares of Preferred Stock) shall bear the legends set forth above, and the shares of such stock represented by such certificates shall be subject to the applicable provisions of this Agreement. The obligations of each party hereto shall be binding upon each transferee to whom such stock is transferred by any party hereto. Prior to consummation of any transfer, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall fully comply with the terms of this Agreement. Prompt notice shall be given to the Company and each Voting Shareholder by the transferor of any transfer of any stock.

        (iii) Any attempt to transfer or encumber any shares of stock not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

               5.10 Termination. This Agreement shall terminate upon the earliest of (i) a Qualifying Offering (as defined in the Amended Certificate), (ii) ten years from the date of this Agreement or (iii) upon the written agreement of Huff and ING.

               5.11 Cost of Enforcement. The party which prevails in any suit or proceeding against the other to enforce any provision of this Agreement or to recover damages resulting from a breach of this Agreement shall be entitled to receive from the nonprevailing party the costs and reasonable attorneys' fees of the prevailing party incurred in such suit or proceeding.


          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                         THE HUFF ALTERNATIVE INCOME FUND, L.P.

                         By:  WRH PARTNERS, L.L.C.
                              general partner



                         By:  /s/ Donna B. Charlton
                              Name: Donna B. Charlton
                              Title:



Voting Rights Agreement


                         ING EQUITY PARTNERS, L.P. I

                         By:  LEXINGTON PARTNERS, L.P.
                              its general partner

                         By:  LEXINGTON PARTNERS, INC.
                              its general partner


                         By:  /s/ Olivier Trouveroy
                              Name:  Olivier Trouveroy
                              Title:  Managing Director


                         APEX INVESTMENT FUND, L.P.

                         By:  APEX MANAGEMENT PARTNERSHIP, L.P.,
                              general partner


                         By:  ________________________
                              George M. Middlemas
                              General Partner

                         APEX INVESTMENT FUND II, L.P.

                         By:  APEX MANAGEMENT PARTNERSHIP, L.P.
                              general partner


                         By:  _________________________
                              George M. Middlemas
                              General Partner

Voting Rights Agreement


                         ING EQUITY PARTNERS, L.P. I

                         By:  LEXINGTON PARTNERS, L.P.
                              its general partner

                         By:  LEXINGTON PARTNERS, INC.
                              its general partner


                         By:  _______________________
                              Name:
                              Title:


                         APEX INVESTMENT FUND, L.P.

                         By:  APEX MANAGEMENT PARTNERSHIP, L.P.,
                              general partner


                         By:  /s/George M. Middlemas
                              George M. Middlemas
                              General Partner

                         APEX INVESTMENT FUND II, L.P.

                         By:  APEX MANAGEMENT PARTNERSHIP, L.P.
                              general partner


                         By:  /s/George M. Middlemas
                              George M. Middlemas
                              General Partner


Voting Rights Agreement


                         THE PRODUCTIVITY FUND II, L.P.

                         By:  FIRST ANALYSIS MANAGEMENT COMPANY
                              II,
                              its general partner

                         By:  FIRST ANALYSIS CORPORATION,
                              general partner


                         By:  /s/ Bret R. Maxwell
                              Name:  Bret R. Maxwell
                              Title:  Managing Director

                         ARGENTUM CAPITAL PARTNERS, L.P.

                         By:  BR Associates, Inc.,
                              general partner


                         By:  ____________________
                              Name:
                              Title:


                         ENVIRONMENTAL PRIVATE EQUITY FUND II,
                         L.P.

                         By:  Environmental Private Equity
                              Management II, L.P., its general
                              partner

                         By:  First Analysis EPEF Management
                              COMPANY II, general partner

                         By:  First Analysis Corporation, general
                              partner


                         By:  /s/ Bret R. Maxwell
                              Name:  Bret R. Maxwell
                              Title:  Managing Director


Voting Rights Agreement


                         THE PRODUCTIVITY FUND II, L.P.

                         By:  FIRST ANALYSIS MANAGEMENT COMPANY
                              II,
                              its general partner

                         By:  FIRST ANALYSIS CORPORATION,
                              general partner


                         By:  ________________________
                              Name:
                              Title:

                         ARGENTUM CAPITAL PARTNERS, L.P.

                         By:  BR Associates, Inc.,
                              general partner


                         By:  /s/Daniel Raynor
                              Name:  Daniel Raynor
                              Title: Chairman


                         ENVIRONMENTAL PRIVATE EQUITY FUND II,
                         L.P.

                         By:  Environmental Private Equity
                              Management II, L.P., its general
                              partner

                         By:  First Analysis EPEF Management
                              COMPANY II, general partner

                         By:  First Analysis Corporation, general
                              partner


                         By:  ______________________
                              Name:
                              Title:


Voting Rights Agreement


                         U.S. SIGNAL CORPORATION


                         By:  /s/ Donald Offringa
                              Name:  Donald Offringa
                              Title:  Chief Financial Officer

                              /s/  Brian Boyer
                              Brian Boyer


                         /s/  Randall Holcome
                         Randall Holcombe


                         /s/  Karen Grob Holcombe
                         Karen Grob Holcombe


                         William G. Salatich TRUSTEE
                         WILLIAM G. SALATICH CONSULTING INC.
                         RETIREMENT PLAN AND TRUST

                         /s/ William G. Salatich
                         William G. Salatich




Voting Rights Agreement


                         DELAWARE CHARTER GUARANTEE & TRUST CO.
                         CUSTODIAN FOR MARK B. CHASIN IRA:



                         /s/ Mark B. Chasin
                         Mark B. Chasin
                         Self-Directed Plan


                         /s/ William R. Huff
                         William R. Huff


                         /s/ Cathy Markey Huff
                         Cathy Markey Huff


                         /s/ Christopher L. Refferty
                         Christopher L. Refferty


Voting Rights Agreement
                         /s/ Dennis Ives
                         Dennis Ives


Voting Rights Agreement
                         /s/ Leila Davis
                         Leila Davis




                                        SCHEDULE I

                                    VOTING SHAREHOLDERS

                     Series A-1    Series B-1    Series B-2    Series B-3       Common
Voting Shareholder    Preferred     Preferred     Preferred     Preferred        Stock
__________________   ___________   ___________   ___________   ___________   ____________

The Huff Alternative   138,899                     100,000                1,919,793(1)
Income Fund, L.P.

ING Equity Partners,                  100,000                               642,856(2)
L.P., I

Apex Investment Fund     2,595                                   4,904.85     21,021
I, L.P.

Apex Investment Fund    16,803                                   3,269.90    245,560
II, L.P.

The Productivity Fund   10,249                                   1,380.61    259,149
II, L.P.

Argentum Capital                                                 4,000.00     17,143
Partners, L.P.

Environmental Private    6,056                                  11,444.64     49,048
Equity Fund, II, L.P.

Mark B. Chasin                                         250                    1,071(3)


(1)  Includes 428,571 shares issuable upon exercise of $.01 warrants.

(2)  Includes 214,285 shares issuable upon exercise of $.01 warrants.



                     Series A-1    Series B-1    Series B-2    Series B-3       Common
Voting Shareholder    Preferred     Preferred     Preferred     Preferred        Stock
__________________   ___________   ___________   ___________   ___________   ____________
William G. Salatich                                                             6,762
Trustee, William G.
Salatich Consulting
Inc. Retirement Plan
and Trust

William R. Huff                                        600                     2,571(3)

Cathy Markey Huff                                      175                       750(3)

Christopher L. Rafferty                                200                       857(3)

Brian Boyer                                                                    4,107(4)

U.S. Signal Corp.                                    2,778                     16,667

Randall Holcombe                                                               15,500

Karen Grob Holcombe                                                            46,500

Dennis Ives                                                                     5,000

Leila Davis                                                                     5,318


________________________
(3)  Consists of stock to be issued pursuant to exercise of $.01 warrants for which the
     Company has received the exercise price but not all necessary exercise forms.

(4)  Includes 676 shares to be issued pursuant to Warrants which have been duly exercised.